Exhibit 10.29

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT is made and entered into this 31st day of October, 2011, by and between the NWP Building 4 LLC (“Landlord”) and LeMaitre Vascular, Inc. (“Tenant”).

WITNESSETH

WHEREAS, Landlord’s predecessor-in-interest, the Trustees of Northwest Associates, and Tenant originally entered into a lease dated March 23, 2010, as amended by a First Amendment of Lease (the “First Amendment”) dated September 14, 2010 (as amended, the “Lease”) with respect to certain portions of the building (the “Building”) located at 53 Second Avenue, Burlington, MA; and

WHEREAS, pursuant the Lease, the Premises initially consist of a portion of the Building measuring approximately 17,617 rentable square feet, with the Premises to expand on July 1, 2013 (such date being the “Expansion Date” as defined in Section 1.1 of the Lease) to consist of the entire Building and measuring approximately 27,289 rentable square feet; and

WHEREAS, commencing on November 1, 2011 (the “Early Addition Date”), the parties wish to expand the Premises by adding approximately 4,312 rentable square feet (the “Additional Premises”) so that in total the Premises shall then measure approximately 21,929 rentable square feet (with the Premises later to expand on the Expansion Date to the entire Building).

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other valuable consideration, the Lease is hereby modified and amended as follows:

1. Effective as of the Early Addition Date, the Premises shall be enlarged by the inclusion of the Additional Premises. For all purposes under the Lease (as amended hereby), effective as of the Early Addition Date, all references in the Lease to the “Premises” shall mean the currently existing Premises and the Additional Premises, collectively, and the Premises shall consist of approximately 21,929 rentable square feet in the Building, all as shown on Exhibit A-1, attached hereto.

2. Effective as of the Early Addition Date, the definitions contained in Section 1.1 of the Lease (as amended by the First Amendment) regarding the Premises, Rentable Floor Area of the Premises, Annual Fixed Rent Rate, Monthly Fixed Rent Rate, and Tenant’s Percentage, shall be deleted in their entirety and replaced by the following:

Premises:	i) for the period of time from the Commencement Date to the day prior to the Early Addition Date: A portion of the Building consisting of approximately 17,617 rentable square feet, as shown on Exhibit A attached to the First Amendment of Lease, (ii) for the period of time from the Early Addition Date to the day prior to the Expansion Date, a portion of the Building consisting of approximately 21,929 rentable square feet, as shown on Exhibit A-1 attached to the Second Amendment of Lease and (iii) from and after the Expansion Date, the entire Building consisting of approximately 27,289 rentable square feet.

Rentable Floor
Area of Premises:	(i) for the period of time from the Commencement Date to the day prior to the Early Addition Date: approximately 17,617 rentable square feet (ii) for the period of time from the Early Addition Date to the day prior to the Expansion Date: approximately 21,929 rentable square feet, and (iii) from and after the Expansion Date, approximately 27,289 rentable square feet.

Annual Fixed Rent Rate:	Commencement Date –
	the day prior to the Early Addition Date:	$140,940.00
	Early Addition Date – the day prior to the Expansion Date	$175,428.00
	Expansion Date – Expiration Date:	$218,304.00

Monthly Fixed Rent Rate:	Commencement Date –
	the day prior to the Early Addition Date:	$11,745.00
	Early Addition Date – the day prior to the Expansion Date	$14,619.00
	Expansion Date – Expiration Date:	$18,192.00

Tenant’s Percentage:	The ratio of the Rentable Floor Area of the Premises to the total rentable floor area of the Building, which shall (i) for the period of time from the Commencement Date through the day prior to the Early Addition Date shall initially be deemed to be Sixty-Four and Fifty-Six One Hundredths percent (64.56%), (ii) for the period of time from the Early Addition Date through the day prior to the Expansion Date shall initially be deemed to be Eighty and Thirty-Six One Hundredths percent (80.36%) and (iii) for the period of time from and after the Expansion Date, shall be One Hundred percent (100%).

3. At the present time, the Premises shall not be separately demised from the remainder of the Building which is not currently part of the Premises (the “Vacant Space”). In the event that Landlord elects to lease and/or license all or a portion of the Vacant Space, then to the extent Landlord reasonably determines necessary, Tenant shall, at Tenant’s cost, perform such work as is appropriate to separately demise the Premises from the Vacant Space. In the event that the parties agree that Landlord shall perform such demising work, Landlord shall have access to the relevant portions of the Premises to perform such demising work during normal business hours, and Tenant shall cooperate with Landlord’s reasonable requirements in connection with such work.

4. The recitals set forth above are hereby incorporated by reference. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease. As modified herein, all of the terms, conditions, and provisions of the Lease are ratified and confirmed and shall continue in full force and effect.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Second Amendment of Lease under seal as of the date first written above.

LANDLORD:
NWP BUILDING 4 LLC, a Massachusetts limited liability company

	By:	NW ASSOCIATES LLC, its sole Manager

	By:	/s/ Rodger P. Nordblom
Print Name: Rodger P. Nordblom
Title: Manager

	By:	/s/ Adele Olivier
Print Name: Adele Olivier
Title: Manager

	By:	/s/ Peter C. Nordblom
Print Name: Peter C. Nordblom
Title: Manager

TENANT:
LEMAITRE VASCULAR, INC.

By:	/s/ Trent G. Kamke
Print Name: Trent G. Kamke
Print Title: Senior VP - Operations

EXHIBIT A-1

The Premises